UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant toss.240.14a-12

                            MEXCO ENERGY CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X| No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            MEXCO ENERGY CORPORATION
                          214 W. Texas Ave., Suite 1101
                              Midland, Texas 79701
                                 (432) 682-1119

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held September 14, 2004

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the Stockholders of MEXCO ENERGY CORPORATION ("the Company") will be held at Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701, at 2:00 p.m. on September 14, 2004, for the following purposes:

     1.   Electing Directors of the Company.

     2. Considering and voting upon the proposal to approve the Mexco Energy Corporation 2004 Incentive Stock Plan;

     3. Considering and voting upon a proposal to appoint Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 2005.

     4.   Considering all other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on July 12, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

     DATED this 12th day of July 2004.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        DONNA GAIL YANKO, SECRETARY



                                    IMPORTANT

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE THE
   ACCOMPANYING PROXY CARD, WHICH REQUIRES NO POSTAGE, AND RETURN IT PROMPTLY.
       ANY STOCKHOLDER GRANTING A PROXY MAY REVOKE SAME AT ANY TIME PRIOR
    TO ITS EXERCISE. ALSO, WHETHER OR NOT YOU GRANT A PROXY, YOU MAY VOTE IN
                       PERSON IF YOU ATTEND THE MEETING.

                            MEXCO ENERGY CORPORATION
                          214 W. Texas Ave., Suite 1101
                              Midland, Texas 79701

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held Tuesday, September 14, 2004

                              SOLICITATION OF PROXY

     The accompanying proxy is solicited on behalf of the Board of Directors of Mexco Energy Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 14, 2004, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about July 12, 2004.

     Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and withdrawing the proxy.

                               PURPOSE OF MEETING

     As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the annual meeting are as follows:

     1.   Electing Directors of the Company;

     2. Considering and voting upon a proposal to approve the Mexco Energy Corporation 2004 Incentive Stock Plan;

     3. Considering and voting upon a proposal to appoint Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 2005; and

     4.   Considering all other matters as may properly come before the meeting.

                                  VOTING RIGHTS

     The voting securities of the Company consist solely of common stock, par value $0.50 per share ("Common Stock").

     The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on July 12, 2004, at which time the Company had outstanding and entitled to vote at the meeting 1,736,041 shares of Common Stock. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

     Stockholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

     The election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized.

     If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS", FOR APPROVAL OF THE MINUTES OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS, FOR THE APPOINTMENT OF GRANT THORNTON LLP, FOR THE 2004 INCENTIVE STOCK PLAN AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

                              ELECTION OF DIRECTORS

     At the Annual Meeting to be held on September 14, 2004, seven persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors have announced that they are available for election to the Board of Directors. The Company's nominees for the seven directorships are:

                Thomas R. Craddick                 Jack D. Ladd
                William G. Duncan                  Nicholas C. Taylor
                Thomas Graham, Jr.                 Donna Gail Yanko
                Arden R. Grover

For information about each nominee, see "Directors and Executive Officers."

                        DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors currently consists of four persons who are employees of the Company and three persons who are not employees of the Company (i.e., outside directors). Set forth below are the names, ages and positions of the Company's Directors and executive officers as of July 12, 2004.

                                                                                        Director of the
      Name                  Age             Position with the Company                   Company Since
----------------------      ---             -------------------------                   -------------
Thomas R. Craddick          60              Director                                        1998
William G. Duncan, Jr.      61              Director                                        1994
Thomas Graham, Jr.          70              Director and  Chairman of the Board             1997
                                            Director                                    1990 to 1994
Arden R. Grover             78              Director                                        2001
Jack D. Ladd                54              Director                                        1998
Nicholas C. Taylor          66              President and Director                          1983
Donna Gail Yanko            60              Vice President, Secretary, Director             1990

     The Board of Directors elects executive officers annually. Executive officers hold office until their successors are elected and have qualified.

     Set forth below are descriptions of the principal occupations during at least the past five years of the Company's directors and executive officers.

     THOMAS R. CRADDICK was elected to the Board of Directors of the Company in March 1998. Since 1968 to the present, Mr. Craddick has served as a Representative and in 2003 became Speaker of the House of Representatives of the State of Texas. Throughout his tenure of the past 18 sessions of the Legislature, Representative Craddick has served on various committees and conferences. For more than the past seven years Mr. Craddick has been the sales representative for Mustang Mud, Inc., as well as the owner of Craddick Properties and owner and President of Craddick, Inc., both of which invest in oil and gas properties and real estate.

     WILLIAM G. DUNCAN, JR.*, in November 2000, co-founded First Bankers Trust Company and currently serves as Executive Trust Officer of the company. He previously held several positions, including President, with Southeastern Financial Services, Louisville, Kentucky since 1991, and served as Chairman of the Board of Kentucky Home Trust Co., both of which companies were purchased in March 2000 by National Guardian Life Insurance, Madison, Wisconsin. Mr. Duncan has been a Director of the Company since 1994 and is a member of the compensation committee.

     THOMAS GRAHAM, JR. was appointed Chairman of the Board of Directors, by the Directors of the Company in July 1997, having served as a director from 1990 through 1994. From July 1994 through July 1997, Mr. Graham served as a United States Ambassador. For nearly fifteen years prior thereto, Mr. Graham served as the General Counsel, United States Arms Control and Disarmament Agency, as well as Acting Director and as Acting Deputy Director of such agency successively, in 1993 and 1994. In these and prior positions he served in a senior position in every arms control negotiation in which the United States participated from 1970
- 1997. He served as a board member and subsequently Vice Chairman of Thorium Power Inc. beginning in 1997. He currently serves as Special Counsel at the law firm of Morgan, Lewis and Bockius in Washington, D.C. He serves as Fellow at the Eisenhower Institute. In addition he is Board Chairman of the Lawyers Alliance for World Security, Board Member of the United States Industry Coalition (helping U.S. business in Russia), Chairman of the Bi-partisan Security Group (working with the U.S. Congress) and adjunct professor at Stanford University and the University of Washington (Seattle). He is the author of "Disarmament Sketches" University of Washington Press, 2002 and co-author of "Cornerstone of Security", University of Washington Press, 2003.

     ARDEN R. GROVER* was elected to the Board of Directors of the Company in September 2001. Mr. Grover has been an independent oil and gas producer for more than 40 years and managing partner of Grover Family L.P., an oil and gas producing company. He is a Director of Glencoe Resources Ltd., Calgary, Alberta, Canada and Momentum Energy, LLC, Midland, Texas. He is an advisory Director of Caithness Resources Inc., a Geothermal Energy Company, New York City and Clear Lake National Bank, San Antonio. Mr. Grover is also a past President of the Permian Basin Petroleum Association.

     JACK D. LADD* was elected to the Board of Directors of the Company in March 1998 and is a member of the compensation committee. For 25 years, Mr. Ladd has been a shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas. Mr. Ladd was a partner in various real estate partnerships and is an arbitrator for the National Association of Securities Dealers, and a mediator certified by the Attorney Mediation Institute. Mr. Ladd also serves as director for Map Resources, Inc., a company that invests in oil and gas minerals and royalties. In 2002, Mr. Ladd was appointed by the Governor of Texas as a member of the State Securities Board to serve a six year term and in 2003, the Select Committee on Education of the State of Texas.

     NICHOLAS C. TAYLOR was elected President, Treasurer and Director of the Company in April 1983 and continues to serve as President and Director on a part time basis, as required. Mr. Taylor served as Treasurer until March 1999. From July 1993 to the present, Mr. Taylor has been involved in the independent practice of law and other business activities including independent oil and gas production. For more than the prior 19 years, he was a director and shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas, and a partner of the predecessor firm. In 1995, he was appointed by the Governor of Texas to the State Securities Board through January 2001. In addition to serving as chairman for four years, he continued to serve as a member of such board to 2004.

     DONNA GAIL YANKO served as Vice President part-time and Director of the Company since 1990. She also has served as Corporate Secretary of the Company since 1992 and from 1986 to 1992 as Assistant Secretary of the Company. From 1986 to the present, on a part-time basis, she has assisted the President of the Company in his personal business activities.

     TAMMY L. MCCOMIC. Ms. McComic joined the Company in 2001, and was elected Chief Financial Officer and Vice President in 2003. Prior thereto, Ms. McComic served the Company as Controller, Treasurer and Assistant Secretary. From 1994 to 2001 Mrs. McComic was Regional Controller and Credit Manager for Transit Mix Concrete & Materials Company, a subsidiary of Trinity Industries, Inc. Ms. McComic is a certified public accountant.

     *Indicates independence has been determined by the Board of Directors in accordance with the American Stock Exchange.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     During fiscal year ended March 31, 2004, eleven meetings of the Board of Directors were held which all of the respective members attended except two members were absent from two meetings each.

     The Audit Committee is a standing committee of the Board of Directors and currently consists of Messrs. Grover, Ladd and Duncan, all of whom are independent, non-employee directors. Mr. Duncan, currently serving as Chairman of the Audit Committee, has been named the Audit Committee Financial Expert based on a qualitative assessment of Mr. Duncan's level of knowledge, experience and formal education. The functions of the Committee are to determine whether management has established internal controls which are sound, adequate and working effectively; to ascertain whether Company assets are verified and safeguarded; to review and approve external audits; to review audit fees and the appointment of independent public accountants; and to review non-audit services provided by the independent public accountants. The Committee held four meetings during fiscal year ended March 31, 2004. All members attended these meetings. For additional information, see "Report of the Audit Committee".

     The Compensation Committee currently consists of Messrs. Duncan, Ladd and Taylor, all of whom are non-employee directors except for Mr. Taylor. The function of the Committee is to determine compensation for the officers of the Company that is competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business. The Committee held two meetings during fiscal year ended March 31, 2004. All members attended these meetings.

                             MANAGEMENT COMPENSATION

     The compensation levels of the Company are believed to be competitive and in line with those of comparable companies and to align the interests of the Company's employees with those of its stockholders through potential stock ownership.

     The following table sets forth information concerning annual and long-term compensation paid or accrued to executive officers for services in all capacities to the Company for the fiscal year ended March 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                      Securities              All
         Name and                                                                     Underlying             Other
     Principal Position                 Year           Salary          Bonus           Options            Compensation
     ------------------                 ----        -----------     ----------     ---------------        ------------
   Nicholas C. Taylor                   2004       $      -        $     -                 -               $    1,100
     President & CEO                    2003       $      -        $     -                 -               $    1,100
                                        2002       $      -        $     -                 -               $    1,000
   Donna Gail Yanko                     2004       $    18,750     $    2,500             5,000            $     -
     Vice President &                   2003       $    10,500     $    4,448              -               $     -
     Secretary                          2002       $    10,200     $    4,605              -               $     -
   Tamala L. McComic                    2004       $    75,400     $    7,500            20,000            $     -
     Vice President,                    2003       $    62,400     $    8,896            10,000            $     -
     Treasurer & Asst Sec.              2002       $    41,600     $    6,215            10,000            $     -
   Thomas Graham, Jr.                   2004       $    24,000     $     -                 -               $     -
     Chairman                           2003       $    24,000     $     -                 -               $     -
                                        2002       $    24,000     $     -                 -               $     -
   Thomas R. Craddick                   2004       $     1,200     $     -                 -               $     -
     Director                           2003       $     1,200     $     -               10,000            $     -
                                        2002       $     1,200     $     -                 -               $     -

o All other compensation is comprised of director fees. There are no employment agreements or retirement benefit plans. Currently non-employee directors are paid $100 per meeting. The sole compensation received by the President and CEO of the Company for such period consisted of director's fees.

EMPLOYEE INCENTIVE STOCK OPTION PLAN
------------------------------------

     The Company adopted an employee incentive stock plan effective September 15, 1997. Under the plan, 350,000 shares were available for distribution. Awards, granted at the discretion of the compensation committee of the Board, include stock options and restricted stock. Stock options may be incentive stock options or non-qualified stock options. The exercise price of each option will not be less than the market price of the Company's stock on the date of grant. The maximum term of the options is ten years. Restricted stock may be granted with a condition to attain a specified goal. The purchase price will be at least $5.00 per share of restricted stock. The awards of restricted stock must be accepted within sixty days and will vest as determined by agreement. Holders of restricted stock have all rights of a shareholder of the Company. At March 31, 2004, no restricted stock had been granted under the plan.

     The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended March 31, 2004, and unexercised options held at March 31, 2004 by each of the named executive officers.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004
                        AND FISCAL YEAR-END OPTION VALUES

                                                            Number of Securities           Value of Unexercised
                                                         Underlying    Unexercised             In-the-Money
                              Shares                                                             Options at
                             Acquired     Options at          March 31, 2004                   March 31, 2004
                                On         Value       -----------------------------    ------------------------------
                             Exercise     Realized     Exercisable     Unexercisable    Exercisable      Unexercisable
                             --------     --------     -----------     -------------    -----------      -------------
Donna Gail Yanko                 0        $       0         37,500           7,500      $    29,500       $     9,750
Tamala L. McComic                0        $       0          7,500          32,500      $    26,625       $    75,375
Thomas Graham, Jr.               0        $       0         37,500           2,500      $    29,500       $     2,000
Thomas R. Craddick               0        $       0         22,500           7,500      $    32,375       $    26,625
Martha R. Starek                 0        $       0            250           4,750      $       888       $     8,863


(1) The closing price per share on March 31, 2004, was $7.55 as reported by the American Stock Exchange.

     Defined Benefit Plans and Other Arrangements. Long-term incentive compensation for senior executive officers is not a policy of the Company. Accordingly, no awards or payouts have been made. The Company has no retirement or pension plan except for its Incentive Stock Option Plan. This plan is described above.

                     OPTION GRANTS IN LAST FISCAL YEAR TABLE

                            Number of        Grants
                            Securities    Percentage of
                           Underlying     Total Options      Exercise                                    After 10 Years
                             Options       Granted to         Price        Expiration     Stock Price     Appreciation
                           Granted (1)      Employees       (per Share)       Date        5% per Year     10% per year
                           -----------      ---------       -----------       ----        -----------     ------------
Tamala L. McComic             20,000           68.97%          6.00        07/10/2013     $    75,467     $   191,249
Martha R. Starek               4,000           13.79%          6.00        07/10/2013     $    15,093     $    38,250
Donna Gail Yanko               5,000           17.24%          6.00        07/10/2013     $    18,867     $    47,812

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the year ending March 31, 2003, a member of the Board of Directors and a Company employee entered into an agreement with Falcon Bay, LLC, whereby he receives a commission from Falcon Bay Operating, LLC for any transactions consummated between Falcon Bay Operating, LLC and the Company in the course of the Exploration Agreement.

     During the year ending March 31, 2004, a member of the Board of Directors and a Company employee entered into an agreement with Deepwater Resources, L.P. and Gary Martin, whereby he received a 1.5% overriding royalty on certain leases related to the Lodgepole Prospect in Stark County, North Dakota. In January 2004, the Company purchased a one-quarter interest in these leases and/or options to lease.

                       PROPOSED RESOLUTION TO APPROVE THE
               MEXCO ENERGY CORPORATION 2004 INCENTIVE STOCK PLAN

     In July 2004, the Board of Directors of the Company adopted the Mexco Energy Corporation 2004 Incentive Stock Plan. The effect of the plan is to replace, modify and extend the termination date of the existing stock option plan to September 14, 2009. The Plan provides for the award of stock options up to 325,000 shares of which 125,000 may be the subject of stock grants without restrictions and without payment by the recipient and stock awards of up to 125,000 shares with restrictions including payment for the shares and employment of not less than three years from the date of the award. The terms of the stock options are similar to those of the Company's Stock Option Plan except that the term of the Plan is five years from the date of its adoption. The text of the plan is set forth in Exhibit A hereto.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE PROPOSED RESOLUTION.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF STOCK OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE RESOLUTION.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

     Compensation for executive officers and selected consultants is based on the principle that compensation must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business, and to provide rewards which are closely linked to the Company and individual performance.

     Executive compensation is based on performance against a combination of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximizing the development of each individual, and continually improving the environmental quality of its services and operations. In upholding these financial and non-financial objectives, executives not only contribute to their own success, but also help ensure that the business, employees, stockholders and communities in which we live and work will prosper.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee makes recommendations regarding compensation subject to approval of the entire Board of Directors.

                          REPORT OF THE AUDIT COMMITTEE

To the Stockholders of Mexco Energy Corporation:

     It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company's Financial Statements. In keeping with this goal, the Board of Directors adopted a written charter (attached to this proxy statement as Exhibit B) to govern the Audit Committee. Upon evaluation of the charter's adequacy in 2004, the Audit Committee is satisfied. In addition to written consent, the Audit Committee met five times during fiscal 2004. The members of the Audit Committee are independent directors.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at Grant Thornton LLP, as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants that firm's independence from the Company and its management. The Audit Committee has concluded that non-audit services provided by Grant Thornton LLP do not result in conflict in maintaining that firm's independence.

     Audit fees billed to the Company by Grant Thornton LLP for the audit of the Company's annual financial statements and the review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled approximately $40,935 during the Company's 2004 fiscal year and $26,080 during the Company's 2003 fiscal year. Fees for audit related services total $300 and $1,225 for fiscal years ending March 31, 2004 and March 31, 2003, respectively. The Company has obtained no other services from Grant Thornton LLP.

     Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for fiscal 2004 be included in the Company's Annual Report on Form 10-K.

July 12, 2004                           Audit Committee

                                        William G. Duncan
                                        Arden R. Grover
                                        Jack D. Ladd

                                PERFORMANCE GRAPH

     The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in an index of Peer Group Competitors over a five-year period beginning March 31, 1999 and ending March 31, 2004. The selected Peer Group consists of several larger independent oil and gas producers: Noble Affiliates, Inc., Pogo Producing Company, Anadarko Petroleum Corporation, Apache Corporation, and Parallel Petroleum Corporation. This group of companies is used by the Company for certain comparisons.

                                  [LINE GRAPH]


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG MEXCO ENERGY CORPORATION, THE S & P 500 INDEX
                                AND A PEER GROUP

================================================================================
                        1999     2000     2001      2002       2003      2004
--------------------------------------------------------------------------------
 MEXCO                  $100      $70      $64       $60        $74       $91
--------------------------------------------------------------------------------
 S&P 500                $100     $116      $90       $89        $66       $88
--------------------------------------------------------------------------------
 PEER GROUP             $100     $136     $174      $168       $165      $173
================================================================================

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of July 12, 2004, by each of the Company's Directors, by each of the Named Officers, by all executive officers and Directors of the Company as a group, and by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock.

                                          Number of Shares           Percent
                                           of Common Stock             of
                                        Beneficially Owned (1)        Class
                                        ----------------------      ---------
     Howard E. Cox, Jr.                           213,400             12.29
     Thomas R. Craddick                            30,500              1.73
     Tamala L. McComic                             19,380              1.11
     William G. Duncan, Jr. (4)                    11,600              0.66
     Thomas Graham, Jr.                           125,600 (3)          7.08
     Arden Grover (4)                              25,000              1.44
     Jack D. Ladd (4)                              19,675              1.12
     Nicholas C. Taylor (4)                       888,811             50.90
     Donna Gail Yanko                              67,862 (2)          3.79
     Officers and directors as a group
       (8 persons)                              1,188,428             67.83

     (1) Included in the number of shares of Common Stock Beneficially Owned are shares that such persons have the right to acquire within 60 days of June 29, 2004, pursuant to options to purchase such Common Stock (Mr. Craddick, 25,000; Ms. McComic, 17,500; Mr. Duncan, 10,000; Mr. Graham, 37,500; Mr. Grover, 5,000; Mr. Ladd, 17,500; Mr. Taylor, 10,000 and Ms. Yanko, 38,750).

     (2) Of these shares, Ms. Yanko's spouse owns 944 shares and the right to acquire 17,500 shares pursuant to options to purchase such Common Stock.

     (3)  Of these shares, Mr. Graham's spouse owns 7,000 shares.

     (4)  Denotes a non-employee Director.

                      REPORTING OF SECURITIES TRANSACTIONS

Ownership of and transactions in the Company's stock by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities and Exchange Act of 1934. All reporting requirements have been filed in a timely manner.

      RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP for appointment as independent certified public accountants for the Company for the fiscal year ending March 31, 2005, subject to ratification by the stockholders. Grant Thornton LLP served as independent certified public accountants for the Company for the fiscal year ended March 31, 2004. A representative of that firm will not be present at the Annual Meeting, but will be available by telephone, and have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

                               NEXT ANNUAL MEETING

     The next Annual Meeting of the Company's stockholders is scheduled to be held on September 25, 2005. Appropriate proposals of stockholders intended to be presented at the 2005 Annual Meeting must be received by Ms. Donna Gail Yanko, Secretary, no later than May 17, 2005, in order to be included in the Company's Proxy Statement and form of Proxy relating to such meeting.

                                  OTHER MATTERS

     Management knows of no other business which will be presented at the Annual Meeting other than as explained herein.

     STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2004, BY WRITING TO THE SECRETARY, MEXCO ENERGY CORPORATION, P.O. BOX 10502, MIDLAND, TEXAS 79702. A COPY OF THE REPORT ALSO MAY BE OBTAINED FROM THE INTERNET AT www.sec.gov.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Donna Gail Yanko, Secretary

                                    EXHIBIT A

                            MEXCO ENERGY CORPORATION

                            2004 INCENTIVE STOCK PLAN


1.   PURPOSE

     This Employee Incentive Stock Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain officers and employees of Mexco Energy Corporation or of its subsidiary companies as that term is defined in
Article 3 below (the "Subsidiaries"), so that they may acquire or increase their proprietary interest in the success of the Company and Subsidiaries and to encourage them to remain in the employ of the Company or of the Subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as now or hereafter amended (the "Code"), except as to those awards made pursuant to Article 11 of the Plan.

2.   ADMINISTRATION

     The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members of the Company's Board of Directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. No director while a member of the Committee shall be eligible to receive an option under the Plan. The Committee shall from time to time at its discretion make recommendations to the Board of Directors with respect to the employees who shall be granted options and the amount of stock to be optioned to each. All members of the Committee and majority of directors of the Company shall be disinterested persons (as that term is hereinafter defined) for purposes of administering the Plan and determining the employees and amount of stock to be optioned to each. The term "disinterested person" for purposes of the Plan shall mean an administrator of a Plan who is not at the time he or she exercises discretion in administering the Plan eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock options may be granted pursuant to the Plan.

     The interpretation and construction by the Committee of any provisions of the Plan or any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.   ELIGIBILITY

     The persons who shall be eligible to receive options shall be such executives and other employees (including officers, whether or not they are directors) of the Company or its Subsidiaries existing from time to time as the Board of Directors shall elect from time to time from among those nominated by the Committee. An optionee may hold more than one option but only on the terms and subject to the restrictions hereinafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for him or her by the Committee. No person owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent or subsidiary, shall be eligible to receive an incentive stock option unless the option price is at least one hundred ten percent (110%) of the fair market value of the optioned stock (as to which see paragraph 5 below).

4.   STOCK

     The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired $0.50 par value per share common stock hereinafter sometimes called the "Stock." The aggregate number of shares which may be issued under options shall not exceed 375,000 shares of Stock. The limitations established by the preceding sentence shall be subject to adjustment as provided in Article 5(h) of the Plan.

     If any outstanding option under the Plan for any reason expires or is terminated, the shares of the Stock allocatable to the unexercised portion of such option may again be subjected to an option under the Plan.

     The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which options are exercisable for the first time by any person eligible hereunder during any calendar year under this Plan and any other plan qualifying under Section 422 of the Code which is maintained by the Company and/or its Subsidiaries shall not exceed $100,000.

5.   TERMS AND CONDITIONS OF OPTIONS

     Stock options granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a) OPTIONEE'S AGREEMENT. Each optionee shall agree to remain in the employ of and to render to the Company or Subsidiaries his or her services for a period of five years from the date of the option, but such agreement shall not impose upon the Company or Subsidiaries any obligation to retain the optionee in their employ for any period.

     (b) NUMBER OF SHARES. Each option shall state the number of shares to which it pertains.

     (c) OPTION PRICE. Each option shall state the option price, which shall be not less than 100% of the fair market value of the shares of Stock of the Company on the date of the granting of the option (110% in the case of an over 10% shareholder; as to which see paragraph 3 above). The fair market value per share shall be deemed to be the mean between the highest price and the lowest price of which the Stock shall have been sold, regular way, in the over-the-counter market or other applicable market on the day the option is granted; or if no sale of the Company's Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such Stock.

     (d) MEDIUM AND TIME OF PAYMENT. The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by check or payment may be made with Stock of the Company.

     (e) TERM AND EXERCISE OF OPTIONS. Subject to other terms and provisions herein contained, during the term of an option the shares with respect to which that option may be exercised shall become exercisable to the extent of 25% of the shares optioned on each of the four anniversaries of the date of grant. Subject to the foregoing, each option shall be exercisable in whole or in part at any time and from time to time during its term. Not less than one thousand (1,000) shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the option. During the lifetime of the optionee, the option shall be exercisable only by him or her and shall not be assignable or transferable by him or her and no other person shall acquire any rights therein. An option granted under the Plan must be exercised by the earlier of (a) five years from the date of the grant, or (b) the applicable time limit specified in paragraphs
          (f) and (g) of this Section 5. Any option not exercised within the applicable aforementioned time period shall automatically terminate at the expiration of such period.

     (f) TERMINATION OF EMPLOYMENT EXCEPT DEATH. If an optionee shall cease to be employed by the Company or Subsidiaries for any reason, other than his or her death, and no longer shall be in the employ of any of them, such optionee shall have the right to exercise the option at any time within three months after such termination of employment (one year if the optionee is disabled within the meaning of Section 22(e)(3) of the
          Code) to the extent his or her right to exercise such option had not previously been exercised at the date of such termination. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

     (g) DEATH OF OPTIONEE AND TRANSFER OF OPTION. If the optionee shall die while in the employ of the Company or a Subsidiary or within a period of three months after the termination of his or her employment with the Company and all Subsidiaries and shall not have fully exercised the option, an option may be exercised, subject to the condition that no option shall be exercisable after the expiration of one year from the date it is granted to the extent that the optionee's right to exercise such option had accrued pursuant to Article 5(3) of the Plan at the time of his or her death and had not previously been exercised, at any time within one year after the optionee's death, by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

          No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

     (h) RECAPITALIZATION. Subject to any required action by the stockholders, the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

          Subject to any required action by the stockholders, if the Company shall be the surviving company in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving company shall cause each outstanding option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation or merger or consolidation in which the Company is not the surviving company to exercise his or her option in whole or in part.

          Upon a change in the Stock of the Company as presently constituted which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

          To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each option continues to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          Except as hereinbefore expressly provided in this Article 5(h), the optionee shall have no rights by reason of any subdivisions or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another company, and any issue by the Company of share of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the option.

          The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (i) RIGHTS AS A STOCKHOLDER. An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his or her option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 5(g) hereof.

     (j) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and Board of Directors shall not, however, modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower price. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     (k) INVESTMENT PURPOSE. Each option under the Plan shall be granted on the condition that the purchases of Stock thereunder shall be for investment purposes and not with a view to resale or distribution except that if the Stock subject to such option or distribution is registered under the Securities Act of 1933, as amended, or if a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     (l) OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee and the Board of Directors of the Company shall deem advisable. Any such option agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code or to conform to any change in the law.

6.   TERM OF THE PLAN

     Options may be granted to the Plan from time to time within a period of five years from the date the Plan is adopted, or the date the Plan is approved by the stockholders, whichever is earlier.

7.   INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

8.   AMENDMENT OF THE PLAN

     The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of incentive stock options as defined in Section 422 of the Code, except as to those shares awarded under Article 11 of this Plan.

9.   APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Stock pursuant to options will be used for general corporate purposes.

10.  NO OBLIGATION TO EXERCISE OPTION

     The granting of an option shall impose no obligation upon the optionee to exercise such option.

11.  STOCK AWARDS

     The Committee may award to officers, directors and employees of the Company shares of capital stock out of the 375,000 shares of Stock provided for in
Article 4 of the Plan for the purpose of additional compensation for outstanding achievement and to encourage ownership of the Stock. These awards, in the discretion of the Committee, may be made with or without payment therefor by any officer, director or employee to whom such capital stock is made under such terms and conditions as the Committee may in its sole discretion provide. Such awards shall not constitute incentive stock options within the meaning of
Section 422 of the Code and shall not exceed 250,000 shares of Stock of the 375,000 shares of Stock provided for under Article 4 of the Plan. Of such 250,000 shares of Stock (a) 125,000 shares may be awarded without payment by any officer, director, or employee to whom such capital stock is made under such terms and conditions as the Committee in its sole discretion may provide and (b) 125,000 shares may be awarded with the restrictions that such shares shall not be assignable nor may any other person acquire any rights therein and that the officer, director or employee of the Company remain in the employment of the Company for a period of not less than three years from the date of the award, subject to such other terms and conditions as the Committee may in its sole discretion may provide. Any shares not awarded under this Article 11 of the Plan may be the subject of incentive stock options under the Plan.

12.  EFFECTIVE DATE

     Adoption of this Plan and shareholders' approval shall be effective September 14, 2004.

                                    EXHIBIT B

                            MEXCO ENERGY CORPORATION

                             AUDIT COMMITTEE CHARTER

COMPOSITION
-----------

     The Audit Committee shall be composed of at least three directors who are independent of the management of Mexco Energy Corporation (the "Company") and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member and are, or will shortly become, financially literate. In addition, the members of the Audit Committee shall understand financial statements.

OBJECTIVE OF THE AUDIT COMMITTEE
--------------------------------

     The Audit Committee shall assist the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company.

SPECIFIC RESPONSIBILITIES OF THE AUDIT COMMITTEE
------------------------------------------------

     In fulfilling its objective, the Audit Committee shall have the responsibility with respect to:

The Company's Risks and Control Environment:
--------------------------------------------

     To review management's overview of the risks, policies, procedures, and controls surrounding the integrity of financial reporting and, particularly, the adequacy of the Company's controls in areas representing significant financial and business risks;

     To establish, review and update periodically a code of ethical conduct, ensure that management has established a system to enforce the code, and receive updates and briefings from management and others on how compliance with ethical policies and other relevant Company procedures is being achieved;

     To review, with the Company's counsel, legal matters, including litigation, compliance with securities trading policies, the Foreign Corrupt Practices Act and other laws having a significant impact on the Company's business or its financial statements; and

     To investigate any matter brought to its attention within the scope of its duties, and retain outside counsel for this purpose if, in its judgment, that is appropriate;

The Hiring and Firing of and Relationship with the Independent Accountants:
---------------------------------------------------------------------------

     To participate, on behalf of the Board of Directors, in the process by which the Company selects the independent accountants to audit the Company's financial statements, evaluate annually the effectiveness and objectivity of such accountants, and recommend the engagement or replacement of independent accountants to the Board of Directors;

     To have an open line of communication with the independent accountants, who shall have ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the shareholders;

     To approve the fees and other compensation paid to the independent accountants; and

     To review the independence of the independent accountants prior to engagement, annually discuss with the independent accountants their independence annually based upon the written disclosures and the letter from the independent accountants required by Independent Standards Board Standard No. 1, as modified or supplemented, and discuss with the Board of Directors any relationships that may adversely affect the independence of the independent accountants.

The Financial Reporting Process:
--------------------------------

     To meet with the independent accountants and the financial management of the Company with respect to major changes to the Company's auditing and accounting principles;

     To meet with the independent accountants and the financial management of the Company together and separately with the independent accountants (a) prior to the performance by the independent accountants of the audit to discuss the scope of the proposed audit for the current year and the audit procedures to be utilized; and (b) at the conclusion of the audit to discuss (i) the independent accountants' judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting, the consistency of application of the Company's accounting policies and the clarity, consistency, and completeness of the entity's accounting information contained in the financial statements and related disclosures, (ii) the adequacy and effectiveness of the accounting and financial controls of the Company, including the internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper, and any recommendations for improvement of such internal control procedures or for new or more detailed controls or procedures of the Company, (iii) any other results of the audit, including any comments or recommendations, and (iv) the view of the independent accountants with respect to the financial, accounting and auditing personnel and the cooperation that the independent accountants received during the course of the audit;

     To review and discuss with the independent accountants and the financial management of the Company the Company's financial results before they are made public. In general, the Chairman of the Audit Committee may represent the entire committee with respect to the review and discussions about interim financial results; and

     To review other reports submitted by the Company to any governmental body of the public, including any certification, report, opinion or review rendered by the independent accountants;

Other Responsibilities of the Audit Committee
---------------------------------------------

     To review and update periodically the charter for the Audit Committee;

     To review, assess and approve or disapprove conflicts of interest and related-party transactions;

     To review accounting and financial human resources and succession planning within the Company;

     To meet at least four times annually, or more frequently, as circumstances dictate;

     To report to the Board of Directors the matters discussed at each committee meeting;

     To assess the performance of the Audit Committee members through a self-assessment process, led by the Chairman of the committee; and

     To keep an open line of communication with the financial and senior management, any internal audit personnel, the independent accountants, and the Board of Directors.